Oclaro Announces First Quarter Fiscal Year 2017 Financial Results
Revenue Grows for the Fifth Consecutive Quarter; Up 55 Percent from Q1 FY16
SAN JOSE, Calif., – November 1, 2016 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced the financial results for its first quarter of fiscal year 2017, which ended October 1, 2016.

“The September quarter again demonstrated the continued strong performance of the Company and the vitality of the global 100G market. We exceeded our guidance in all areas, with revenue of $135 million producing higher than forecasted gross margin and operating income. I am particularly pleased by our gross margin of 34 percent and our GAAP and non-GAAP operating income of $18 million and $21 million, respectively. These results were driven by our 100G and beyond portfolio, where sales grew by approximately 20 percent for the fifth consecutive quarter,” said Greg Dougherty, Chief Executive Officer, Oclaro. “Based on the projected growth prospects for the data center, China and Metro markets, we expect customer demand for our highly differentiated 100G and beyond portfolio to remain strong in fiscal 2017.”

Results for the First Quarter of Fiscal 2017

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Revenues were $135.5 million for the first quarter of fiscal 2017, and compare with revenues of $125.2 million in the fourth quarter of fiscal 2016, which was a 14 week quarter, and revenues of $87.6 million in the first quarter of fiscal 2016.

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GAAP gross margin was 34.2% for the first quarter of fiscal 2017, compared with GAAP gross margin of 32.1% in the fourth quarter of fiscal 2016, and a GAAP gross margin of 25.9% in the first quarter of fiscal 2016.

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Non-GAAP gross margin was 34.4% for the first quarter of fiscal 2017, compared with non-GAAP gross margin of 32.4% in the fourth quarter of fiscal 2016, and a non-GAAP gross margin of 26.4% in the first quarter of fiscal 2016.

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GAAP operating income was $17.9 million for the first quarter of fiscal 2017. This compares with GAAP operating income of $12.8 million in the fourth quarter of fiscal 2016, and a GAAP operating loss of $2.0 million in the first quarter of fiscal 2016.

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Non-GAAP operating income was $20.9 million for the first quarter of fiscal 2017, compared with non-GAAP operating income of $14.9 million in the fourth quarter of fiscal 2016, and non-GAAP operating income of $0.4 million in the first quarter of fiscal 2016.

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GAAP net income for the first quarter of fiscal 2017 was $3.4 million. This compares with GAAP net income of $11.8 million in the fourth quarter of fiscal 2016, and a GAAP net loss of $3.5 million in the first quarter of fiscal 2016.

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Non-GAAP net income for the first quarter of fiscal 2017 was $20.0 million. This compares with non-GAAP net income of $14.4 million in the fourth quarter of fiscal 2016, and a non-GAAP net loss of $1.6 million in the first quarter of fiscal 2016.

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Adjusted EBITDA was $25.6 million for the first quarter of fiscal 2017, compared with Adjusted EBITDA of $19.2 million in the fourth quarter of fiscal 2016, and Adjusted EBITDA of $4.2 million in the first quarter of fiscal 2016.

•	Cash, cash equivalents, and restricted cash were $229.3 million at October 1, 2016.

Second Quarter Fiscal Year 2017 Outlook
The guidance for the quarter ending December 31, 2016 is:

•	Revenues in the range of $146 million to $154 million.

•	Non-GAAP gross margin in the range of 33% to 36%.

•	Non-GAAP operating income in the range of $22 million to $26 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, we have not provided reconciliations from non-GAAP to GAAP for our outlook. Certain elements of such reconciliations, such as restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets and other costs and contingencies unrelated to our current and future operations, are highly variable and we are not able to forecast these items within a meaningful range. We are better able to forecast stock-based compensation and amortization of other intangible assets, the two largest elements of such reconciliation, and we expect those elements to be approximately $2.7 million and $0.3 million, respectively, for the second quarter. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call
Oclaro will hold a conference call to discuss financial results for the first quarter fiscal year 2017 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (913) 312-1383. A replay of the conference call will be available through November 15, 2016. To access the replay, dial (412) 317-6671. The passcode for the replay is 9923338.
A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro
Oclaro, Inc. (NASDAQ: OCLR), is a leader in optical components and modules for the long-haul, metro and data center markets. Leveraging more than three decades of laser technology innovation and photonics integration, Oclaro provides differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2016. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release, in association with Oclaro’s first quarter of fiscal year 2017 financial results conference call, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial guidance for the fiscal quarter ending December 31, 2016 regarding revenues, non-GAAP gross margin, and non-GAAP operating income, (ii) the growth of Oclaro’s 100G and beyond product revenues, and (iii) Oclaro’s future financial performance and operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) our ability to timely develop, commercialize and ramp the production of new products to customer required volumes, (ii) our ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (iii) our dependence on a limited number of customers for a significant percentage of our revenues, (iv) our manufacturing yields, (v) the risks associated with delays, disruptions or quality control problems in manufacturing, (vi) our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses, (vii) competition and pricing pressure, (viii) our ability to meet or exceed our gross margin expectations, (ix) our ability to effectively manage our inventory, (x) the effects of fluctuations in foreign currency exchange rates, (xi) our dependence on a limited number of suppliers and key contract manufacturers, (xii) our ability to have our manufacturing lines qualified by our customers, (xiii) the impact of financial market and general economic conditions in the industries in which we operate and any resulting reduction in demand for our products, (xiv) the absence of long-term purchase commitments from the majority of our long-term customers, (xv) our ability to conclude agreements with our customers on favorable terms, (xvi) our ability to continue increasing the percentage of sales associated with our new products, (xvii) our ability to attract and retain key personnel, (xviii) the outcome of tax audits or similar proceedings, (xix) our ability to maintain or increase our cash reserves and obtain debt or equity-based financing on acceptable terms or at all, (xx) the risks associated with our international operations, (xxi) the outcome of pending litigation against us, and (xxii) other factors described in our most recent annual report on Form 10-K and other documents we periodically file with the SEC.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net gains/losses on foreign currency transactions, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	October 1, 2016	July 2, 2016	September 26, 2015
	(Thousands, except per share amounts)
Revenues	$135,492	$125,185	$87,550
Cost of revenues	89,136	85,008	64,853
Gross profit	46,356	40,177	22,697
Operating expenses:
Research and development	13,107	12,668	10,945
Selling, general and administrative	14,792	14,403	13,208
Amortization of other intangible assets	244	247	251
Restructuring, acquisition and related expense, net	311	46	32
(Gain) loss on sale of property and equipment	(37)	10	213
Total operating expenses	28,417	27,374	24,649
Operating income (loss)	17,939	12,803	(1,952)
Other income (expense):
Interest income (expense), net (1)	(13,858)	(1,260)	(1,276)
Gain (loss) on foreign currency transactions, net	(518)	(1,501)	504
Other income (expense), net	194	291	113
Total other income (expense)	(14,182)	(2,470)	(659)
Income (loss) before income taxes	3,757	10,333	(2,611)
Income tax provision (benefit)	406	(1,511)	899
Net income (loss)	$3,351	$11,844	$(3,510)
Net income (loss) per share:
Basic	$0.03	$0.11	$(0.03)
Diluted	$0.02	$0.09	$(0.03)
Shares used in computing net income (loss) per share:
Basic	132,480	111,678	109,458
Diluted (2)	135,529	147,649	109,458

(1) Interest income (expense), net for the first quarter of fiscal 2017 includes $13.3 million in make whole and inducement expenses related to the exchanges for all of the Company's outstanding 6.00% Convertible Senior Notes due 2020 ("Convertible Notes"), that occurred in August, 2016.

(2) Diluted shares outstanding for the first quarter of fiscal year 2017 includes the weighted average impact of the number of shares related to the Company's Convertible Notes. Diluted shares outstanding for the fourth quarter of fiscal year 2016 includes the full impact of the number of shares related to the Company's Convertible Notes. Diluted shares outstanding for the first quarter of fiscal year 2016 does not include the impact of shares related to the Company's Convertible Notes.

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
CONTINUING OPERATIONS
(Unaudited)

	Three Months Ended
	October 1, 2016	July 2, 2016	September 26, 2015
	(Thousands, except per share amounts)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$46,356	$40,177	$22,697
Stock-based compensation in cost of revenues	289	433	456
Non-GAAP gross profit	$46,645	$40,610	$23,153
GAAP gross margin rate	34.2%	32.1%	25.9%
Non-GAAP gross margin rate	34.4%	32.4%	26.4%
Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss):
GAAP operating income (loss)	$17,939	$12,803	$(1,952)
Stock-based compensation	2,443	1,761	1,824
Amortization of other intangible assets	244	247	251
Restructuring, acquisition and related costs	311	46	32
(Gain) loss on sales of property and equipment	(37)	10	213
Non-GAAP operating income (loss)	20,900	14,867	368
Reconciliation of GAAP net income (loss) to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net income (loss)	$3,351	$11,844	$(3,510)
Stock-based compensation	2,443	1,761	1,824
Amortization of other intangible assets	244	247	251
Restructuring, acquisition and related costs	311	46	32
Payments related to the interest make-whole charge and induced conversion expense on the convertible notes (3)	13,250	—	—
Other (income) expense items, net	(194)	(291)	(113)
(Gain) loss on sales of property and equipment	(37)	10	213
(Gain) loss on foreign currency translation	518	1,501	(504)
Income tax effect	105	(709)	169
Non-GAAP net income (loss)	$19,991	$14,409	$(1,638)
Income tax provision (benefit)	301	(802)	730
Interest (income) expense, net	608	1,260	1,276
Depreciation expense	4,748	4,309	3,847
Adjusted EBITDA	$25,648	$19,176	$4,215

Non-GAAP net income (loss) per share:
Basic	$0.15	$0.13	$(0.01)
Diluted	$0.14	$0.11	$(0.01)
Shares used in computing Non-GAAP net income (loss) per share:
Basic	132,480	111,678	109,458
Diluted (4)	150,541	147,649	109,458

	Three Months Ended
	October 1, 2016	July 2, 2016	September 26, 2015
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$289	$433	$456
Research and development	457	318	424
Selling, general and administrative	1,697	1,010	944
Total	$2,443	$1,761	$1,824

(3) Includes $13.3 million in make whole and inducement expenses related to the exchanges for all of the Company's outstanding 6.00% Convertible Senior Notes due 2020, that occurred in the first quarter of fiscal 2017.

(4) Diluted shares outstanding for the first quarter of fiscal year 2017 and the fourth quarter of fiscal year 2016 includes the full impact of the number of shares related to the Company's Convertible Notes. Diluted shares outstanding for the first quarter of fiscal year 2016 does not include the impact of shares related to the Company's Convertible Notes.

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 1, 2016	July 2, 2016
	(Thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$228,580	$95,929
Restricted cash	715	715
Accounts receivable, net	95,499	93,571
Inventories	79,951	76,369
Prepaid expenses and other current assets	29,270	23,591
Total current assets	434,015	290,175
Property and equipment, net	76,800	65,045
Other intangible assets, net	1,245	1,498
Other non-current assets	2,466	2,331
Total assets	$514,526	$359,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,528	$71,201
Accrued expenses and other liabilities	38,994	34,818
Capital lease obligations, current	3,264	3,753
Total current liabilities	115,786	109,772
Deferred gain on sale-leasebacks	6,450	6,809
Convertible notes payable	—	62,058
Capital lease obligations, non-current	1,966	2,105
Other non-current liabilities	11,843	11,694
Total liabilities	136,045	192,438
Stockholders’ equity:
Preferred stock	—	—
Common stock	1,659	1,122
Additional paid-in capital	1,678,708	1,471,280
Accumulated other comprehensive income	40,375	39,821
Accumulated deficit	(1,342,261)	(1,345,612)
Total stockholders’ equity	378,481	166,611
Total liabilities and stockholders’ equity	$514,526	$359,049